UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 23, 2016, First Defiance Financial Corp. (“First Defiance”) entered into a definitive agreement and plan of merger (the “Agreement”) to acquire Commercial Bancshares, Inc. (“Commercial Bancshares”), the holding company of The Commercial Savings Bank (“Commercial Bank”). The Agreement provides for the merger of Commercial Bancshares with and into First Defiance (the “Merger”), with First Defiance as the surviving corporation, and the merger of Commercial Bank with and into First Federal Bank of the Midwest (“First Federal”), a wholly owned subsidiary of First Defiance, with First Federal as the surviving bank in the merger. The Boards of Directors of First Defiance and Commercial Bancshares have approved the Merger and the Agreement.

At the effective time and as a result of the Merger, a shareholder of Commercial Bancshares will have the right to receive for each Commercial Bancshares common share owned either $51.00 in cash or 1.1808 shares of First Defiance common stock (“First Defiance Shares”), subject to total consideration being paid 80% in First Defiance Shares and 20% in cash as provided in the Agreement. Based upon the twenty-day average closing price of First Defiance Shares of $43.19 ending August 22, 2016, the transaction is valued at approximately $63 million in the aggregate, including an additional cash payment of approximately $1.5 million to cancel outstanding options.

The Agreement contains customary covenants from First Defiance and Commercial Bancshares, including, among others, covenants relating to (1) the conduct of Commercial Bancshares’ business during the interim period between the execution of the Agreement and the closing of the Merger, (2) Commercial Bancshares’ obligation to facilitate its shareholders’ consideration of, and vote upon, the Agreement and the transactions contemplated thereby, (3) the recommendation by the Board of Directors of Commercial Bancshares in favor of the approval by its shareholders of the Agreement and the transactions contemplated thereby, and (4) Commercial Bancshares’ non-solicitation obligations relating to alternative business combination transactions.

The Merger is expected to close in the first quarter of 2017, pending the satisfaction of various, customary closing conditions, including the approval of Commercial Bancshares’ shareholders and bank regulatory authorities, the accuracy of the representations and warranties of each party (subject to certain exceptions), and the performance in all material respects by each party of its obligations under the Agreement. The Agreement contains certain termination rights for both First Defiance and Commercial Bancshares, and further provides that, upon termination of the Agreement under specified circumstances, Commercial Bancshares will be required to pay First Defiance a termination fee of $2,400,000.

Each of the members of the Board of Directors of Commercial Bancshares has signed a voting agreement (“Voting Agreement”) and agreed to vote his or her shares in favor of adoption of the Agreement at the Commercial Bancshares shareholder meeting. The form of Voting Agreement is included as Exhibit B to Exhibit 2.1.

The foregoing description of the Agreement and Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement and form of Voting Agreement, which are filed as Exhibit 2.1 to this Form 8-K and are incorporated herein by reference.

The Agreement and the above description of the Agreement and related transactions have been included to provide investors and security holders with information regarding the terms of the Agreement. They are not intended to provide any other factual information about First Defiance, Commercial Bancshares or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of First Defiance, Commercial Bancshares or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Defiance or Commercial Bancshares. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about First Defiance or Commercial Bancshares and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (“SEC”).

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 23, 2016, First Defiance issued a press release announcing that it had entered into the Agreement with Commercial Bancshares. The press release announcing the event is attached to this filing as Exhibit 99.1 and attached as Exhibit 99.2 is a presentation regarding the Merger. Both of these exhibits are incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Important Information About the Merger

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy securities of First Defiance. First Defiance will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this Current Report with the SEC to register the shares of First Defiance's common shares to be issued to the shareholders of Commercial. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of Commercial in advance of its special meeting of shareholders to be held to consider the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about First Defiance, Commercial and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512, Attn.: Investor Relations, or by accessing First Defiance’s Internet site (http://www.fdef.com/docs).

First Defiance and Commercial and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Commercial in connection with the proposed merger. Information about the directors and executive officers of First Defiance is set forth in the proxy statement for First Defiance's 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 10, 2016. Information about the directors and executive officers of Commercial is set forth in the proxy statement for Commercial’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 7, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements

This Current Report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance and its management. These forward-looking statements involve numerous risks and uncertainties, including a failure to satisfy the conditions to closing for the merger in a timely manner or at all; failure of the Commercial Bancshares shareholders to approve the merger; failure to obtain the necessary regulatory approvals or the imposition of adverse regulatory conditions in connection with such approvals; the successful completion and integration of the transaction contemplated in this release; the retention of the acquired customer relationships; disruption to the parties' businesses as a result of the announcement and pendency of the transaction; adverse changes in economic conditions; the impact of competitive products and prices; and the other risks set forth in filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this Current Report will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this Current Report are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger between First Defiance Financial Corp. and Commercial Bancshares, Inc., dated as of August 23, 2016.
99.1	Press Release issued by First Defiance Financial Corp. on August 23, 2016.
99.2	Additional information regarding the Merger, dated August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Kevin T. Thompson
Kevin T. Thompson
Chief Financial Officer

Date: August 23, 2016